UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 10, 2018, Impinj, Inc. (the “Company”) received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that, because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Form 10-Q”), the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (“SEC”).

Nasdaq’s notification letter states that the Company has 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-Q to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

As previously reported by the Company in its Form 12b-25, filed with the SEC on August 10, 2018, the Company will not be in a position to file the Form 10-Q until the Audit Committee of the Company’s Board of Directors has completed its independent investigation in connection with a complaint filed by a former employee.

On August 13, 2018, the Company issued a press release announcing its receipt of Nasdaq’s notification letter. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release dated August 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer

Date: August 13, 2018